EXHIBIT 10.1


                     THIRD AMENDMENT TO EMPLOYMENT AGREEMENT
                              OF LAWRENCE A. COHEN



This third amendment (the  "Amendment") to the Employment  Agreement of Lawrence
A. Cohen is entered into effective as of February 11, 2004, by and between Capital Senior Living Corporation (the "Company") and Lawrence A. Cohen ("Employee").

WHEREAS, the Company and Employee entered into the Employment Agreement dated June 1, 1999, as amended by the Amendment to Employment Agreement dated June 1, 2002, and the Second Amendment to Employment Agreement dated January 16, 2003, (the "Employment Agreement"), and

WHEREAS, the Company and Employee desire to amend the Employment Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises of the parties hereto and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. At the end of Paragraph 17(A), the following sentence shall be added: "The offering by the Company completed using the Company's Prospectus Supplement dated January 28, 2004 pursuant to the Company's Form S-3 Registration Statement shall not be considered one (1) of the two (2) registration statements of the Company which would limit Employee's registration rights as described in the preceding sentence, since Employee voluntarily waived his registration rights with respect to such offering."

IN WITNESS WHEREOF, this Amendment has been duly executed on the 11th day of February, 2004.

                                    COMPANY: CAPITAL SENIOR LIVING CORPORATION



                                    By: /s/ James A. Stroud
                                       -----------------------------------------


                                    EMPLOYEE:



                                    By: /s/ Lawrence A. Cohen
                                       -----------------------------------------
                                            Lawrence A. Cohen